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                                                                    Exhibit 23.1


                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS



The Board of Directors of
Senior Tour Players Development, Inc.:

         As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of our report dated March 12, 1997, included in Senior Tour Players Development, Inc. and subsidiary's Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                             Arthur Andersen LLP



Boston, Massachusetts
June 30, 1997